UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2018

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders
The following actions were taken by the shareholders of 1st Source Corporation (the “Company”) at the annual shareholders’ meeting held April 19, 2018:
1.Election of Directors
The directors named below were elected to the Board of Directors, as follows:
Terms Expiring in April, 2021:

Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Melody Birmingham-Byrd	21,328,370	138,619	11,686	2,679,495
Lisa W. Hershman	21,328,373	138,616	11,686	2,679,495
John T. Phair	21,228,951	241,098	8,626	2,679,495
Mark D. Schwabero	21,194,124	271,778	12,773	2,679,495
In addition, the following directors continued in office after the 2018 annual meeting:

Terms Expiring in April, 2019:	Terms Expiring in April, 2020:
Daniel B. Fitzpatrick	Vinod M. Khilnani
Najeeb A. Khan	Rex Martin
Christopher J. Murphy IV	Christopher J. Murphy III
Timothy K. Ozark
2.Ratification of the appointment of BKD LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018
The Audit Committee has appointed BKD LLP as the independent registered public accounting firm for 1st Source for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
24,138,301	7,840	12,029	—

ITEM 8.01    Other Events.

On April 23, 2018, 1st Source Corporation issued a news release announcing the election of two new members to the 1st Source Corporation board of directors. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01    Financial Statements and Exhibits.

The following exhibit shall not be deemed as “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

(d) Exhibit:

            99.1    1st Source Corporation News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 23, 2018	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board and CEO

Date: April 23, 2018	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer